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                                                                  Exhibit 10.20

                                          Corporate Headquarters
                                          Versicor Inc., 111 Locke Drive, Ste 2
                                          Marlborough, MA 01752
                                          (508) 481-7600
                                          Telefax (508) 481-7683

                         CONSULTING AGREEMENT

     This Consulting Agreement ("AGREEMENT"), effective as of January 1, 1997, is between VERSICOR INC. ("VERSICOR"), a Delaware corporation having its principal office at 111 Locke Drive, Marlborough, Massachusetts 01752, and David V. Milligan, Ph.D. ("CONSULTANT").

     WHEREAS, VERSICOR wishes to engage the services of the CONSULTANT in the area of anti-infective drug discovery ("FIELD"); and,

     WHEREAS, the CONSULTANT wishes to provide consulting services to VERSICOR on the terms herewith set forth;

     THEREFORE, VERSICOR and CONSULTANT agree that:

1.   TERM

     The term of this AGREEMENT shall be until December 31, 1997, commencing on January 1, 1997, unless sooner terminated in accordance with the provisions of Section 9. It may be extended for additional periods of time as agreed by the mutual consent of VERSICOR and CONSULTANT.

2.   SERVICES

     During the term of this AGREEMENT, CONSULTANT agrees to diligently and conscientiously use his best efforts to discharge projects in the FIELD as may be reasonably requested from time to time by VERSICOR. Responsibilities of CONSULTANT include providing such advice and information relating to the FIELD as VERSICOR may reasonably request from time to time, and communicating with various third parties on behalf of VERSICOR on matters related to the FIELD. During the term of this AGREEMENT, CONSULTANT shall not take part in any activity in the FIELD which is a conflict of interest with his activities on behalf of VERSICOR, and he shall not assist any other person or organization that competes, or intends to compete with VERSICOR in this FIELD. Notwithstanding the provisions of this Section 2, nothing in this AGREEMENT shall preclude CONSULTANT from providing consulting services to any other person or entity for such projects which are not within the FIELD. It is understood that provision of these services would not preclude
CONSULTANT'S full time employment by another, non-competing, organization (e.g. as CEO or senior officer).

3.   COMPENSATION

     VERSICOR shall pay CONSULTANT at the rate of US$8,333.33 per month VERSICOR shall also reimburse CONSULTANT for all travel, office and related expenses reasonably incurred in connection with the performance of duties as a consultant to VERSICOR.

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     In a monthly invoice, CONSULTANT shall document the time spent and expenses incurred in connection with providing consulting service to VERSICOR. VERSICOR shall pay such invoice within thirty (30) days of its receipt.

     The CONSULTANT shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment, workers' compensation, medical or pension payments, or holiday/vacation pay or other such benefits made available to employees of VERSICOR.

4.   INDEPENDENT CONTRACTOR

     CONSULTANT shall be considered to be an independent contractor and not an agent or employee of VERSICOR and has no authority to bind VERSICOR.

5.   RECORDS AND REPORTS

     CONSULTANT agrees to keep records, in such form as the parties may agree, to make reports in writing to VERSICOR at VERSICOR's reasonable request and to deliver to VERSICOR upon termination of the AGREEMENT or at any other time upon request by VERSICOR all records, files, memoranda, notes, designs, data, reports, drawings, plans, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of VERSICOR. Such written records shall be available to and remain the sole property of VERSICOR.

6.   REPRESENTATIONS AND WARRANTEES

     CONSULTANT represents and warrants that CONSULTANT is free to enter into this AGREEMENT and perform the consulting services provided for in this AGREEMENT. CONSULTANT agrees that all information CONSULTANT discloses to VERSICOR shall be received by VERSICOR without further obligation to CONSULTANT than as provided herein. CONSULTANT also represents that, except as he has disclosed in writing to VERSICOR, he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his performance of services under this AGREEMENT or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

CONSULTANT further represents that his performance of all the terms of this AGREEMENT does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to the commencement of this AGREEMENT, and he will not disclose to VERSICOR or induce VERSICOR to use any confidential or proprietary information or material belonging to any previous employer or others.

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         If CONSULTANT is aware of circumstances under which VERSICOR may not be free to use CONSULTANT's information without liability of any kind, or the use of which by VERSICOR would result in a possible infringement of one or more unexpired patents or other proprietary rights known to CONSULTANT, then CONSULTANT agrees to disclose such circumstances to VERSICOR and, upon disclosure of such circumstance, CONSULTANT shall be under no obligation to disclose further related information to VERSICOR.

7.       NON-DISCLOSURE AND OTHER RESTRICTIONS

         While serving as a CONSULTANT to VERSICOR, CONSULTANT may obtain knowledge or private information belonging to, or possessed or used by, VERSICOR and its business. This knowledge or information (the "PROPRIETARY INFORMATION") may include, but is not limited to, knowledge or information in the form of proprietary, confidential or trade secret processes, plans, materials, formulas, and the like relating to VERSICOR's business, products and other activities.

         CONSULTANT agrees to treat such knowledge or information as confidential.

         CONSULTANT agrees that he will not, without the prior written consent of VERSICOR, at any time during the term of this AGREEMENT or extensions thereof as provided in Section 1, and for a period of five (5) years after termination of this AGREEMENT, directly or indirectly reveal, furnish or make known to any person or use for CONSULTANT'S benefit or the benefit of others any PROPRIETARY INFORMATION of VERSICOR, disclosed to, learned of, developed, or otherwise acquired by CONSULTANT while performing services for VERSICOR. CONSULTANT is permitted to disclose the information obtained under the terms of this AGREEMENT to third parties only on a need-to-know basis related to the performance of work under this AGREEMENT, provided that VERSICOR has approved the disclosure in advance, and only if such persons are bound to protect the confidentiality of such information to the same extent as the CONSULTANT pursuant to this AGREEMENT.

         This obligation is specifically qualified and limited by the understanding that CONSULTANT will not have any obligation or liability of any kind with respect to any PROPRIETARY INFORMATION which:

         (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the CONSULTANT;

         (b) becomes known to the CONSULTANT through disclosure by sources other than VERSICOR having the legal right to disclose such PROPRIETARY INFORMATION;

         (c) has been independently developed by the CONSULTANT without reference to or use of the PROPRIETARY INFORMATION; or



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         (d)   is required to be disclosed by the CONSULTANT to comply with applicable laws or governmental regulations, PROVIDED THAT the CONSULTANT provides prior written notice of such disclosure to VERSICOR and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

8.       INTELLECTUAL PROPERTY

         CONSULTANT agrees that all inventions, data, works, discoveries, designs, technology and improvements, (whether or not protectable by a patent or a copyright) ("INVENTIONS") related to the business of the VERSICOR, which are conceived of, made, reduced to practice, created, written, designed or developed, authored or made by CONSULTANT, alone or in combination with others, in the course of the performance of services under this AGREEMENT, shall be the sole and exclusive property of VERSICOR. The inventions are to be promptly reported to VERSICOR but otherwise maintained in confidence by CONSULTANT. All works authored by the CONSULTANT under this Agreement shall be deemed "works made for hire" to the extent permitted by the copyright law.

         CONSULTANT hereby assigns to VERSICOR all INVENTIONS and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of VERSICOR as his duly authorized agent to execute, file, prosecute and protect the same before any government agency, court or authority.

         CONSULTANT agrees to cooperate fully with VERSICOR and its nominees to obtain patents or register copyrights in any and all countries for these INVENTIONS, and to execute all papers for use in applying for and obtaining such protection thereon as VERSICOR may desire, together with assignments thereof to confirm VERSICOR's ownership thereof, all at VERSICOR's expense.

         No rights are hereby given to VERSICOR in any inventions conceived and evidenced in an invention record or disclosure, or under any patents or patent applications that CONSULTANT may own prior to the effective date of this AGREEMENT or may subsequently acquire which do not arise out of the work performed by CONSULTANT during the term of this AGREEMENT.

9.       TERMINATION

         VERSICOR or CONSULTANT may terminate this AGREEMENT upon fourteen
(14) days written notice to other party. Such termination will be without prejudice to any right or remedy either VERSICOR or CONSULTANT might have as a result of this AGREEMENT or due to a failure of the other to perform its obligations under this AGREEMENT.



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     If this AGREEMENT is terminated by VERSICOR, CONSULTANT shall be entitled to full payment for all expenses already incurred and for performance of consulting services prior to the date of termination, for which VERSICOR is obligated to pay as described in Section 3 of this AGREEMENT, subject to the limitations on reimbursement of expenses paid or incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of CONSULTANT of every description against VERSICOR. Notwithstanding the foregoing, VERSICOR may terminate this AGREEMENT, effective immediately upon receipt of written notice, if CONSULTANT breaches or threatens to breach any provision of this AGREEMENT.

10.  NOTICES

     Notices, and other communications required to be given hereunder shall be effective when sent by either party by registered or certified mail to the other party at the address set forth below or to such other address as one party may from time-to-time designate by written notice to the other.

     ------------------------              ------------------------
     Versicor Inc.                         David V. Milligan, Ph.D.
     111 Locke Drive                       801 Interlaken Lane
     Marlborough, MA 01752                 Libertyville, IL 60048
     Phone: (508) 481-6700                 Phone: (847) 367-0895
     Fax: (508) 460-9765                   Fax: (847) 367-1342

     Invoices are to be sent directly to:

     ACCOUNTS PAYABLE
     Versicor Inc.
     111 Locke Drive
     Marlborough, MA 01752

Invoices must be submitted with full letterhead information. They must be signed, and clearly marked as an "INVOICE." If appropriate, invoices should also reference either a protocol or purchase order number.

11.  IMPOSSIBILITY OF PERFORMANCE

     Neither of the parties hereto shall be liable in damages for any delay or default which is caused by conditions beyond its control, including but not limited to Acts of God, governmental restrictions, continuing domestic or international problems such as war or insurrections, strikes, fires, floods, work stoppages, embargoes, and/or lack of materials; provided however that any party hereto shall have the right to terminate this AGREEMENT if the other party is unable to fulfill its obligations hereunder due to any of the above-mentioned causes.


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12.  SEPARABILITY AND WAIVER

     If any of the terms, provisions, or conditions of this AGREEMENT or the application thereof to any circumstances shall be ruled invalid or unenforceable, the validity or enforceability of the remainder of this AGREEMENT shall not be affected thereby, and each of the other terms, provisions, and conditions of this AGREEMENT shall be valid and enforceable to the fullest extent permitted by law.

     A waiver or consent regarding any term, provision, or condition of this AGREEMENT given by VERSICOR on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13.  AMENDMENT

     This AGREEMENT may be amended or modified only by a written instrument executed by both VERSICOR and CONSULTANT.

14.  SUCCESSORS AND ASSIGNS

     This AGREEMENT shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, VERSICOR may be merged or which may succeed to its assets or business, provided, however, that the obligations of CONSULTANT are personal and shall not be assigned by CONSULTANT.

15.  ENTIRE AGREEMENT

     This AGREEMENT constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this six (6) page AGREEMENT to be executed in duplicate.

VERSICOR INC.                          CONSULTANT

By: /s/ Timothy J. Barberich           By: /s/ David V. Milligan
    ------------------------               ---------------------
Name:                                  Name: David V. Milligan
     -----------------------                 -------------------
Title: Director                        Title: --
      ----------------------                 -------------------
Date: 1-16-97                          Date: 2-11-97
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